EXHIBIT 16.1


February 6, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Newbridge Capital, Inc. Form 8-K dated February 6, 2003, and are in agreement with the statements in Item 4 contained therein.

Very truly yours,



/s/ McKennon, Wilson & Morgan LLP